Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS

- Completes Refinancing of all 2018 Debt Maturities with Attractive Long-Term Interest Rates -
- Declares 2018 Third Quarter Dividend of $0.63 per Common Share -
- Establishes 2018 Third Quarter and Revises Full Year Guidance -

WYOMISSING, PA. — August 1, 2018 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter ended June 30, 2018.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2018 Actual	2018 Guidance (1)	2017 Actual
Total Revenue	$254.2	$254.2	$243.4
Net Income	$92.0	$105.8	$96.3
Funds From Operations (2)	$116.9	$130.5	$121.4
Adjusted Funds From Operations (3)	$169.2	$169.7	$167.8
Adjusted EBITDA (4)	$225.1	$224.4	$222.2

Net income, per diluted common share	$0.43	$0.49	$0.45

(1)  The guidance figures in the tables above present the guidance provided on April 25, 2018 for the three months ended June 30, 2018.

(2)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment and retirement costs, reduced by capital maintenance expenditures.

(4)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment and retirement costs.

Chief Executive Officer, Peter M. Carlino, commented “The second quarter was a period of significant progress for the Company. We have addressed all 2018 debt maturities through our new debt financing transactions.  We successfully refinanced the 2018 notes and repaid our Term Loan A as well as a portion of our Term Loan A-1 with a new $1.0 billion issuance of 7 year and 10 year notes at an attractive blended interest rate of 5.5%.  We now have a well-laddered maturity schedule with no more than $1.0 billion of debt maturing in any calendar year with no maturities until November 2020.  In addition, we amended our revolving credit facility to both extend the maturity to 2023 and increase the capacity to $1.1 billion.  The new revolver will afford us substantial flexibility for financing future acquisitions while also significantly reducing our refinancing risk.  We believe these transactions position the Company with a stable capital structure and the flexibility to grow.”
“Additionally, during the quarter, the Company continued to work towards closing our previously announced transactions.  We expect the combination of Penn National Gaming, Inc. (NASDAQ: PENN) and Pinnacle Entertainment, Inc. (NASDAQ: PNK) to be completed in the fourth quarter and the acquisition of the Tropicana Entertainment Inc. (“Tropicana”) assets to be completed by the end of the year.  The transactions will add eight new properties to our portfolio with annual rent of approximately $156 million at a very attractive blended cap rate of 10.2%.  Notably, the transactions will add two highly respected gaming operators, Eldorado Resorts, Inc. (NASDAQ: ERI) and Boyd Gaming Corporation (NASDAQ: BYD), as meaningful tenants and valued partners.  We continue to expect these transactions to increase our dividend by approximately 8% to 10%.”

“Finally, our business continues to operate with significant stability and predictability.  Cash rent earned in the quarter was in line with our expectations and EBITDA modestly exceeded guidance.  While the focus in the second quarter was largely on the balance sheet transactions and pending acquisitions, we are pleased to recognize that the underlying business of our tenants is healthy and our portfolio of existing assets is performing well.”

The Company's second quarter net income as compared to guidance was primarily impacted by the following variances:

•
Corporate overhead had an unfavorable variance of $9.6 million due to the retirement of our former Chief Financial Officer offset by a favorable variance of $1.0 million relating to lower than anticipated legal and outside service expense;

•	Losses on debt extinguishment had an unfavorable variance of $3.5 million; and

•	Net interest had an unfavorable variance of $1.1 million due to the refinancing of 2018 debt maturities.

Portfolio Update

GLPI owns over 4,400 acres of land and approximately 15 million square feet of building space, which was 100% occupied as of June 30, 2018. At the end of the second quarter of 2018, the Company owned the real estate associated with 38 casino facilities and leases 20 of these facilities to PENN, 15 of these facilities to PNK and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI, GLP Holdings, Inc., (collectively, the “TRS Properties”).

Capital maintenance expenditures for the Company were $1.2 million for the three months ended June 30, 2018.

Balance Sheet Update

The Company had $144.5 million of unrestricted cash and $4.5 billion in total debt at June 30, 2018.  The increase in our cash position as compared to prior periods is a result of the recent financing transactions and the call for redemption of the remaining 4.375% Notes due 2018 which will be redeemed in August 2018. The Company’s debt structure as of June 30, 2018 was as follows:

	As of June 30, 2018
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A-1 (1)	3.585%	$525,000
Unsecured $1,100 Million Revolver (1)	—%	—
Senior Unsecured Notes Due 2018	4.375%	156,457
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2025	5.250%	500,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Senior Unsecured Notes Due 2028	5.750%	500,000
Capital Lease	4.780%	1,171
Total long-term debt		$4,557,628
Less: unamortized debt issuance costs		(50,884)
Total long-term debt, net of unamortized debt issuance costs		$4,506,744

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%. The Company's revolver matures on May 21, 2023 and the incremental term loan of $525.0 million matures on April 28, 2021.

As of June 30, 2018, the Company had $213.7 million remaining for issuance under the ATM Program and had not entered into any forward sale agreements. No shares were issued under the ATM Program during the quarter ended June 30, 2018.

As of June 30, 2018, the Company had 214,506,117 weighted average diluted shares outstanding.

Dividends

On April 24, 2018, the Company’s Board of Directors declared the second quarter 2018 dividend.  Shareholders of record on June 15, 2018 received $0.63 per common share, which was paid on June 29, 2018.  On July 31, 2018, the Company declared its third quarter 2018 dividend of 0.63 per common share, payable on September 21, 2018 to shareholders of record on September 7, 2018.

Guidance

The table below sets forth current guidance targets for financial results for the 2018 third quarter and full year, based on the following assumptions:

•	Excludes any impact of the transactions announced on December 18, 2017 with PENN, PNK, and BYD, which are expected to close in the fourth quarter of 2018;

•	Excludes any impact of the transaction announced on April 16, 2018, to acquire the real estate assets of Tropicana, which is expected to close by the end of 2018;

•	Reported rental income of approximately $885.8 million for the year and $223.4 million for the third quarter, consisting of:

(in millions)	Third Quarter	Full Year
Cash Rental Receipts
PENN	$115.9	$461.7
PNK	103.6	410.7
Casino Queen	3.6	14.5
PENN non-assigned land lease	(0.7)	(2.8)
Total Cash Rental Receipts	$222.4	$884.1

Non-Cash Adjustments
Straight-line rent	$(15.9)	$(51.9)
PNK direct financing lease	(8.0)	(45.2)
Property taxes paid by tenants	21.8	86.4
Land leases paid by tenants	3.1	12.4
Total Rent as Reported	$223.4	$885.8

•
Cash rent includes incremental escalator on the PENN building rent component effective November 1, 2018, which increases 2018 annual rent by $0.9 million, consistent with tenant's July 26, 2018 earnings press release;

•	Five year variable rent reset on the PENN lease effective November 1, 2018, which reduces 2018 annual rent by $1.9 million, consistent with tenant's July 26, 2018 earnings press release;

•	Cash rent includes incremental escalator on the PNK building rent component effective April 28, 2018, which increases 2018 annual rent by $3.9 million;

•	Two year variable rent reset on the PNK lease effective April 28, 2018, which reduces 2018 annual rent by $0.8 million;

•	Adjusted EBITDA from the TRS Properties of approximately $32.9 million for the year and $7.3 million for the third quarter;

•	Blended income tax rate at the TRS Properties of 33%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 213.7 million shares for the year and 213.9 million shares for the third quarter and the fully diluted share count is approximately 214.8 million shares for the year and 214.9 million shares for the third quarter.

	Three Months Ended September 30,		Full Year Ending December 31,
(in millions, except per share data)	2018 Guidance	2017 Actual	Revised 2018 Guidance	Prior 2018 Guidance (4)	2017 Actual
Total Revenue	$255.2	$244.5	$1,018.9	$1,020.5	$971.3

Net Income	$106.1	$97.0	$412.2	$433.1	$380.6
Losses or (gains) from dispositions of property	—	0.4	0.2	—	0.5
Real estate depreciation	24.4	25.3	98.6	98.6	100.6
Funds From Operations (1)	$130.5	$122.7	$511.0	$531.7	$481.7
Straight-line rent adjustments	15.9	16.6	51.9	51.9	66.0
Direct financing lease adjustments	8.0	18.6	45.2	45.2	73.1
Other depreciation	2.9	3.3	11.5	11.5	12.9
Amortization of land rights	2.7	2.8	10.9	10.9	10.4
Debt issuance costs amortization	3.0	3.3	12.1	13.0	13.0
Stock based compensation	3.3	3.7	11.2	16.0	15.6
Losses on debt extinguishment	—	—	3.5	—	—
Retirement costs	—	—	13.1	—	—
Capital maintenance expenditures	(1.2)	(0.5)	(4.3)	(4.3)	(3.2)
Adjusted Funds From Operations (2)	$165.1	$170.5	$666.1	$675.9	$669.5
Interest, net	58.5	54.0	226.1	217.2	215.1
Income tax expense	1.0	1.7	5.0	5.7	9.8
Capital maintenance expenditures	1.2	0.5	4.3	4.3	3.2
Debt issuance costs amortization	(3.0)	(3.3)	(12.1)	(13.0)	(13.0)
Adjusted EBITDA (3)	$222.8	$223.4	$889.4	$890.1	$884.6

Net income, per diluted common share	$0.49	$0.45	$1.92	$2.01	$1.79

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment and retirement costs, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment and retirement costs.

(4)        The guidance figures in the tables above present the guidance provided on April 25, 2018 for the year ended December 31, 2018.

Conference Call Details

The Company will hold a conference call on August 1, 2018 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13681224
The playback can be accessed through August 8, 2018

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment and retirement costs, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment and retirement costs.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the third quarter of 2018 and the full 2018 fiscal year; our expectations regarding future acquisitions, the expected impact of PENN's proposed acquisition of PNK and the related transactions with BYD and our proposed acquisition of the real estate assets of Tropicana and related acquisition of operating assets by Eldorado, and dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects, including the acquisitions of the real property assets of Tropicana and related acquisition of operating assets by Eldorado, PENN's Plainridge Park Casino and PNK's Belterra Park as well as the other transactions contemplated in connection with PENN's proposed acquisition of PNK; the satisfaction of the conditions to closing of the real property assets of each of Tropicana and related acquisition of operating assets by Eldorado, PENN, PNK, and BYD, including the timely receipt of all necessary regulatory approvals, financing and other matters, in connection with the proposed Tropicana acquisition and PENN's proposed acquisition of PNK, and the related divestitures to BYD; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI's existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (610) 378-8396.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Hayes Croushore
T: 610-378-8396
Email: Hcroushore@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Rental income	$169,865	$167,763	$339,270	$332,924
Income from direct financing lease	26,984	18,516	45,605	36,340
Real estate taxes paid by tenants	21,483	20,840	42,761	42,560
Total rental revenue and income from direct financing lease	218,332	207,119	427,636	411,824
Gaming, food, beverage and other	35,889	36,272	70,635	74,280
Total revenues	254,221	243,391	498,271	486,104
Operating expenses
Gaming, food, beverage and other	20,407	20,669	40,065	41,745
Real estate taxes	21,800	20,912	43,395	43,055
Land rights and ground lease expense	6,444	6,035	12,976	11,210
General and administrative	24,806	14,656	41,266	30,712
Depreciation	27,523	28,423	55,477	56,680
Total operating expenses	100,980	90,695	193,179	183,402
Income from operations	153,241	152,696	305,092	302,702

Other income (expenses)
Interest expense	(57,055)	(54,657)	(111,123)	(108,606)
Interest income	891	487	1,372	951
Losses on debt extinguishment	(3,473)	—	(3,473)	—
Total other expenses	(59,637)	(54,170)	(113,224)	(107,655)

Income from operations before income taxes	93,604	98,526	191,868	195,047
Income tax expense	1,606	2,192	3,098	4,722
Net income	$91,998	$96,334	$188,770	$190,325

Earnings per common share:
Basic earnings per common share	$0.43	$0.46	$0.88	$0.91
Diluted earnings per common share	$0.43	$0.45	$0.88	$0.90

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Real estate	$218,332	$207,119	$215,435	$212,114
GLP Holdings, LLC (TRS)	35,889	36,272	9,693	10,081
Total	$254,221	$243,391	$225,128	$222,195

	TOTAL REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Real estate	$427,636	$411,824	$427,464	$420,224
GLP Holdings, LLC (TRS)	70,635	74,280	19,009	20,991
Total	$498,271	$486,104	$446,473	$441,215

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Real estate general and administrative expenses (1)	$19,082	$9,198	$30,068	$19,524
GLP Holdings, LLC (TRS) general and administrative expenses (1)	5,724	5,458	11,198	11,188
Total	$24,806	$14,656	$41,266	$30,712

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$91,998	$96,334	$188,770	$190,325
Losses (gains) from dispositions of property	225	(11)	225	94
Real estate depreciation	24,651	25,108	49,749	50,011
Funds from operations	$116,874	$121,431	$238,744	$240,430
Straight-line rent adjustments	16,616	16,493	33,233	32,738
Direct financing lease adjustments	11,030	18,232	29,239	35,845
Other depreciation (1)	2,872	3,315	5,728	6,669
Amortization of land rights	2,728	2,589	5,455	4,900
Debt issuance costs amortization	3,039	3,256	6,296	6,513
Stock based compensation	616	3,773	4,603	8,256
Losses on debt extinguishment	3,473	—	3,473	—
Retirement costs	13,149	—	13,149	—
Capital maintenance expenditures (2)	(1,162)	(1,245)	(1,984)	(1,727)
Adjusted funds from operations	$169,235	$167,844	$337,936	$333,624
Interest, net	56,164	54,170	109,751	107,655
Income tax expense	1,606	2,192	3,098	4,722
Capital maintenance expenditures (2)	1,162	1,245	1,984	1,727
Debt issuance costs amortization	(3,039)	(3,256)	(6,296)	(6,513)
Adjusted EBITDA	$225,128	$222,195	$446,473	$441,215

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$88,870	$93,590	$182,586	$184,369
Gains from dispositions of property	(9)	—	(9)	—
Real estate depreciation	24,651	25,108	49,749	50,011
Funds from operations	$113,512	$118,698	$232,326	$234,380
Straight-line rent adjustments	16,616	16,493	33,233	32,738
Direct financing lease adjustments	11,030	18,232	29,239	35,845
Other depreciation (1)	521	518	1,038	1,039
Amortization of land rights	2,728	2,589	5,455	4,900
Debt issuance costs amortization	3,039	3,256	6,296	6,513
Stock based compensation	616	3,773	4,603	8,256
Losses on debt extinguishment	3,473	—	3,473	—
Retirement costs	13,149	—	13,149	—
Capital maintenance expenditures (2)	(3)	—	(51)	—
Adjusted funds from operations	$164,681	$163,559	$328,761	$323,671
Interest, net (2)	53,562	51,569	104,549	102,454
Income tax expense	228	242	399	612
Capital maintenance expenditures (2)	3	—	51	—
Debt issuance costs amortization	(3,039)	(3,256)	(6,296)	(6,513)
Adjusted EBITDA	$215,435	$212,114	$427,464	$420,224

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2)  Interest expense, net is net of intercompany interest eliminations of $2.6 million and $5.2 million for both the three and six months ended June 30, 2018 and 2017.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$3,128	$2,744	$6,184	$5,956
Losses (gains) from dispositions of property	234	(11)	234	94
Real estate depreciation	—	—	—	—
Funds from operations	$3,362	$2,733	$6,418	$6,050
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	2,351	2,797	4,690	5,630
Amortization of land rights	—	—	—	—
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Losses on debt extinguishment	—	—	—	—
Retirement costs	—	—	—	—
Capital maintenance expenditures (2)	(1,159)	(1,245)	(1,933)	(1,727)
Adjusted funds from operations	$4,554	$4,285	$9,175	$9,953
Interest, net	2,602	2,601	5,202	5,201
Income tax expense	1,378	1,950	2,699	4,110
Capital maintenance expenditures (2)	1,159	1,245	1,933	1,727
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$9,693	$10,081	$19,009	$20,991

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.